                                                                    EXHIBIT 10.7


                        STOCK PURCHASE AGREEMENT BETWEEN

                 NEW DIRECTIONS, INC., AN ARIZONA CORPORATION,

             AND THE LEE FAMILY PARTNERSHIP, A LIMITED PARTNERSHIP

               ORGANIZED UNDER THE LAWS OF THE STATE OF ARIZONA,

                              DATED JULY 17, 1996

                            STOCK PURCHASE AGREEMENT
                            ------------------------


  THIS STOCK PURCHASE AGREEMENT ("Agreement"), is entered into this 17th day of July, 1996, (the "Effective Date"), by and among the shareholders of New Directions, offices and manufacturing facilities located at 2940 West Willetta, Phoenix, Arizona 85009 (collectively referred to hereinafter as "Shareholders"); New Directions, Inc., an Arizona corporation ("New Directions", "Company" or "Seller"); and Lee Family Limited Partnership, a limited partnership organized under the laws of the State of Arizona with offices located at 7113 West Sack Drive, Glendale, Arizona 85308 ("Lee") or the nominee(s) of Lee (Lee and such nominee(s) shall collectively be referred to hereinafter as "Buyer").

  The parties recite and declare that:

  13. Seller is in the business of manufacturing, distributing and marketing contemporary oak wood furniture throughout the United States and Canada.

  14. The Shareholders identified in Schedule A hereto which is incorporated herein by this reference and made a part of this Agreement, collectively own 100% of the issued and outstanding capital stock of New Direction.

  15. Buyer desires to acquire the shares from New Directions upon the terms and conditions hereinafter set forth, and Seller desires to sell the same to Buyer upon such terms and conditions.

  16. Buyer desires to pay for the shares, and Seller desires to accept as payment for the shares, the total consideration of $2,280,000.00 to be paid on an installment basis as provided herein.

  For the reasons set forth above, and in consideration of the mutual covenants herein contained, the parties agree:

                                  SECTION ONE
                               SALE AND PURCHASE

  Subject to the terms and conditions herein set forth, each of the Sellers shall individually and severally sell his respective shares to Buyer, and Buyer shall purchase such shares form Sellers. Each Seller owns a beneficial interest in the share corresponding exactly with the number of shares appearing with his name as it appears in this Agreement. Buyer shall not be obligated to purchase any of the shares of common stock of New Direction unless all the shares shall be delivered to Buyer the \closing in accordance with the provisions of this Agreement and in proper form for transfer.

                                  SECTION TWO
                                 CONSIDERATION

  Seller hereby sells, assigns, transfers, and sets over to the buyer, seller's ____ shares of common stock of New Directions. Buyer hereby purchases said stock and agrees to pay in consideration thereof:

  1.   Purchase Price.  Buyer shall pay to seller the total purchase price of
       --------------
Two Million Two Hundred Eighty Thousand Dollars ($2,280,000.00), said terms to be as follows:

       (a) Cash Payment.  One Million Two Hundred Eighty Thousand Dollars
           ------------
($1,280,000.00) at closing;

       (b) Promissory Note. The balance of the purchase price in the amount of
           ---------------
Eight Hundred Thousand Dollars ($800,000.00) shall be satisfied by note executed by Buyer and by Company, payable on the basis of sixty (60) equal monthly installments of principal and interest. Interest at the rate of eight (8%) percent per annum shall be paid monthly; the first such monthly payment shall be due on or before October 1, 1996, and each payment thereafter shall be due on or before the first day of each month for a period of sixty (60) months.

       (c) Purchase price shall be allocated as follows: (i) $1,280,000 (the cash payment) as consideration for the stock; and (ii) $800,000.00 (the installment payment) as consideration for the non-compete agreement.

  2.   Rights Concerning Note.  Buyer and comakers upon the above-mentioned note
       ----------------------
shall have the right during the term thereof, but not before ____, 199_ , to make prepayments on the unpaid balance without penalty, provide, however, that such payments shall not act as a release from any obligation to make monthly payments provided in Section (b) hereof, but hall reduce The principal balance due. Only the unpaid principal shall bear interest and all payments shall first be applied upon accrued interest and the balance upon principal.

  3.   Adjustments to Purchase Price.  The total Purchase Price shall be
       -----------------------------
adjusted as follows:

       (a) Cash Payment. The total amount of the Cash Payment shall be increased
           ------------
or decreased, respectively, by the identical amount by which the accounts receivable of New Directions, net of the accounts payable, if any, at Closing, shall be greater than, or less than, Three Hundred Thousand Dollars ($300,000.00). In addition, it is expressly understood between the parties that the Seller shall be responsible for any payables existing on the day of closing and shall from their Cash Payment pay said obligations of the company.

  4.   Additional Adjustment.  the outstanding principal amount of indebtedness
       ---------------------
subject to the installment purchase as set forth above, shall be decreased on the first yearly anniversary of the closing date by the sum of (i) the total amount of accounts receivable of seller as determined by the parties at closing, which have not been collected by the Seller as of said anniversary date; and
(ii) the total amount of accounts payable and/or any other claims against the Seller outstanding as of the Closing Date which were not disclosed in writing to Buyer or in the event were unknown to the Buyer at the time of the Closing.

  Additionally, in the event of excess of accounts receivable of New Directions over accounts payable, if any, (net receivables) at the time of Closing exceeds $300,000.00, Buyer agrees to pay the full amount of the excess to the Seller as receivables are collected subsequent to Closing. The Buyer shall pay this excess to the Seller every 30 days in amounts equal to 50% of total receivables collected (including those billed subsequent to Closing) until such time as the amount of the excess is paid in full. In the event net receivables are less than $300,000.00, the cash payment at the time of closing shall be reduced by the deficiency.

  5.   Assets of the Company.  As of the Closing Date, the assets of the Seller
       ---------------------
(the "Assets") including without limitation, all operating and non-operating assets, all tangible and intangible assets, personal and real property wherever located, leasehold interests, accounts receivable, bank accounts, customer deposits, prepaid expenses, contracts, inventory, office and manufacturing equipment and supplies, business records, customer lists, patents, trademarks, copyrights, software, computer system designs and documentation, and such other items as may be identified on Schedule C hereto which is incorporated herein and
                              ----------
made a part of this Agreement by this reference shall be free and clear of all debts, liens, incumbrances and any other liabilities, except as noted on

Schedule B hereto which is incorporated herein and made a part of this Agreement
----------
by this reference.

  New company to assume leases on machinery.

  6.   Closing.  The closing ("Closing") of the transaction contemplated by this
       -------
Agreement shall take place in New Directions' executive offices in Phoenix, or at such other place as the parties shall mutually determine, on a date and at such time as the parties may agree (the "Closing Date"), on or before August 30, 1996 unless the parties agree in writing to such other date later in time than August 30, 1996.

  7.   Closing Events.
       --------------

       (a) Shareholder's Deliveries.  Subject to fulfillment or waiver of the
           ------------------------
conditions set forth in Section Five, at Closing, Shareholders shall deliver to Buyer all of the following:

           (i) Certificates representing all shares, duly endorsed in blank with signatures guaranteed to the satisfaction of Buyer and any other documents of transfer and title reasonably requested by Buyer;

           (ii) All stock books, stock ledgers, seals, minute books and other records and other documents required of Seller for closing the sale and purchase hereunder;

           (iii) The certificate contemplated by Section Five-1, duly executed by an authorized Officer of New Directions; and

           (iv) The certificate contemplated by Section Five-2, dated the Closing Date, signed by the Chief executive officer and principal accounting and financial transaction contemplated hereby.

  8.   Effect of Purchase.  As of the Closing Date and until such time as Buyer
       ------------------
or the authorized representative(s) of Buyer may elect to make any changes thereto:

       (a) The Company. The Shareholders shall relinquish and Buyer shall
           -----------
acquire all right, title and interest to and in the Shares of the Company. The members of the board of directors of the Company shall each resign and be replaced by the nominee(s) of Buyer.

       (b)  Management and Employees.  Prior to Closing, Buyer shall negotiate
            ------------------------
an employment contract and bonus plan with Jack Horner, Jr. and other selected employees of the Company. All other managers and employees of the Company as of the Closing Date shall continue in their roles, duties and responsibilities pursuant to their respective employment agreement(s), whether written or oral, with the Company, and the Company shall continue to be bound by the terms of such agreement(s) including any enforceable severance provisions which have not been violated, waived or otherwise invalidated by the respective beneficiary thereof, but may negotiate new agreement with such managers and/or employees which may include non-disclosure and/or noncompete provisions. In addition, Buyer may cause additional managers and/or employees to be hired by the Company for various offices and/or responsibilities.

       (c)  Operations. The Company shall continue its operations in all
            ----------
material respects as it did prior to the Closing Date except that the officers of the Company shall report to and be responsible to the board of directors nominated by Buyer.

       (d)  Covenant Not to Compete.  Except as may be expressly consented to by
            -----------------------
Buyer, Shareholders covenant and agree for the benefit of Buyer and their successors and assigns that for a period of five (5) years after Closing, Shareholders will not engage or participate, directly or indirectly, as principal, agent, employee, employer, consultant or in any other individual or representative capacity whatever, in the conduct or management of, or own (legally or beneficially) or have the right or option to acquire, any direct or indirect interest in any business of manufacturing, distributing or marketing like product; however, it is expressly agreed and understood by the parties that the Shareholders may engage, directly or indirectly, in the business of retail furniture sales and/or the manufacture, distribution and marketing of furniture components, and this noncompete provision shall not apply to such activities or enterprises if engaged or participated in by any Shareholder.

       Additionally, for a period of five (5) years following Closing, Shareholders will not either directly or indirectly: (i) call on, solicit, or take away any of the customers or suppliers of the Company or its successors and assigns either for any Shareholder or for any other person, association or entity; or (ii) solicit or take away any employees of the Company or its successors and assigns either for any Shareholder or for any other persons, association or entity. Shareholders specifically acknowledge and agree that the foregoing covenants are reasonable in content and scope and are given for adequate consideration. Buyer shall have the option to reduce the scope and extent of the foregoing covenants, by written notice to Shareholders, either before or after any adjudication of the holders, either before or after any adjudication of the legality of said covenants, whereupon said covenants, as so reduced, shall be binding and enforceable against Shareholders.

  9.   Termination.
       -----------

       (a) This Agreement may be terminated by Buyer at any time prior to the Closing Date if:

           (i) A review of all financial and corporate information, proof of ownership of assets, accounts receivable, bank statements and copies of deeds, liens, mortgages, a certificate of good standing dated on or after the date of this Agreement, and any other documents that may be reasonably required by Buyer to make an accurate determination of the status and value of the Company and to discharge Buyer's obligation of due diligence causes Buyer to make a reasonable determination that this transaction is not in its best interests. Should Buyer so determine, Buyer may propose an amendment hereto agreeable to both parties or may terminate this Agreement with no further obligation;

           (ii) There shall be any actual or threatened action or proceeding before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transaction contemplated by this Agreement and which, in the judgment of Buyer, made in good faith and based upon the advise of its legal counsel, makes it inadvisable to proceed with the acquisition contemplated by this Agreement; or

           (iii) Any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions or in the judgment of Buyer, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the acquisition.

  In the event of termination pursuant to this Subsection 8(a), no obligation, right, or liability shall arise hereunder, and each party shall bear all of the expenses hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, preparation, and execution of this Agreement and the transaction contemplated hereby.


     (b) This Agreement may be terminated at any time prior to the Closing Date by action of Buyer if the Shareholders shall fail to comply with any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Buyer contained herein shall be inaccurate or incomplete in any material respect. In the event of termination pursuant to this Subsection 9(b), no obligation, right, remedy, or liability shall arise hereunder. Shareholders and Buyer shall each bear their own costs incurred in connection with the negotiation, preparation, and execution of this Agreement and the transaction contemplated hereby.

     (c) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of Shareholders if Buyer shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement, or if any of the representations or warranties of Buyer contained herein shall be inaccurate in any material respect. In the event of termination pursuant to this Subsection 9(c), no obligation, right, remedy, or liability shall arise hereunder. Shareholders and Buyer shall each bear their own costs incurred in connection with the negotiation, preparation and execution of this Agreement and the transaction contemplated hereby.

                                 SECTION THREE
                         REPRESENTATIONS, COVENANTS AND
                           WARRANTIES OF SHAREHOLDERS

  As an inducement to and to obtain the reliance of Buyer, Shareholders represent and warrant as follows:

  1.  Organization.  The Company is, and will be on the Closing Date, a
      ------------
corporation duly organized, validly existing, and in good standing under the laws of the State of Arizona and has the corporate power, and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities, to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the material business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on its business, operations, properties, assets, or condition. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Shareholder's articles of incorporation or bylaws, or other agreement to which it or the Company is a party or by which it or the Company is bound.

  2.  Approval of Agreements.
      ----------------------

      (a) Shareholders have full power, authority, and legal right and has taken, or shall take, all action required by law, the Company's articles of incorporation, bylaws, and otherwise to execute and deliver this Agreement and to consummate the transaction herein contemplated. The board of directors of the Company have authorized and approved the execution, delivery, and performance of this Agreement and the transaction contemplated hereby. Included in Schedule _______ is a certified copy of resolutions duly adopted by the board of directors of the Company evidencing such approval. This Agreement has been duly authorized, executed, and delivered by Shareholders and is the legal, valid and binding obligation of Shareholders, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, or other laws affecting enforcement of creditors' rights generally and by general principles of equity.

       (b) Likewise, each of the Shareholders has full power, authority and legal right to consummate the transaction herein contemplated and does so with a full and complete understanding of said transaction. Each Shareholder will have and deliver to Buyer at Closing good and marketable title to his or her respective Shares free and clear of all security interests, financing statements, pledges, liens, conditional sales agreements, encumbrances, charges, proxies, agreements among shareholders, claims, restrictions, qualifications, limitations or rights of any kind and will have at Closing the right, power and authority to transfer his or her Shares without breach or default with respect to any contract, agreement, commitment, or undertaking by which Shareholders or the Shares are bound.

       (c) The execution and deliver of this Agreement, the consummation of the transaction contemplated hereby, and the fulfillment of the terms hereof by Shareholders and the Company, (i) do not violate or conflict with, and will not result in a breach or default, or in any occurrence that, with a lapse of time or action by a third party or both, could result in a breach of default with respect to any Agreement or any contract, agreement, commitment, or undertaking, either written or oral, by which any of the Shareholders are a party or are bound; (ii) will not violate any applicable foreign or domestic law or public policy; (iii) will not result in an acceleration or increase of any amounts due from the Company; and (iv) will not result in an alteration to the detriment of the Company of the terms or conditions of any agreement, insurance policy or registration. No contract, agreement, commitment, or undertaking, either oral or written, or judgment, order, writ, injunction or decree exists that in any other or performance of this Agreement, the transferability of the Shares, or the business or assets of the Company.

  3.  Capitalization.  The authorized capitalization of the Company consists of
      --------------
_______________ (______) shares of preferred stock, par value $__________ per share, __________ of which are issued and outstanding as of the Closing Date and _________________ (__________) shares of Common Stock, par value $___________
per share. __________________ (________) shares of which shall be issued and outstanding as of the Closing Date, (collectively referred to herein as the "Shares"). All issued and outstanding shares of the Company shall be legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person as of the Closing Date. There are no dividends or other amounts due or payable with respect to any of the shares of the Company.

  4.  Financial Statements.
      --------------------

      (a) Included in Schedule _____ are the unaudited balance sheets of the Company as of _________________, 1995 and 1994, and the statements of operations, stockholders' equity and cash flows for the years ended ______________ 31, 1995 and 1994, including the notes thereto. The information referred to in Section ________ also includes the unaudited balance sheet of the Company as of ___________ _____, 1996, and the related statements of operations, cash flows, and stockholders' equity for the _____ months ended _____________ 31, 1996, and 1995, together with the notes thereto and representations by the principal accounting and financial officer of the Company to the effect that such financial statements contain all adjustments (all of which are normal recurring adjustments) necessary to present fairly the results of operations and financial position for the periods and as of the dates indicated.

      (b) All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved as explained in the notes to such financial statements. The Company's balance sheets present fairly, in all material respects, as of their respective dates, the financial position of the Company. The Company did not have, as of the date of any such balance sheets, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto and all assets reflected therein present fairly assets of the Company in accordance with generally accepted accounting principles under which they were prepared. The consolidated statements of operations, shareholders' equity and cash flows present fairly the consolidated financial position and results of operations of the Company as of the respective dates and for the respective periods covered thereby. The Company shall continue to maintain a standard system of accounting established and maintained in a manner permitting the preparation of the financial statements in accordance with generally accepted accounting principles under which they were prepared.

      (c) The books and records, financial and otherwise, of the Company are in all material respects complete and correct and have been maintained in accordance with sound business and bookkeeping practices so as to the accurately and fairly reflect, in reasonable detail, the transactions in and dispositions of the assets of the Company. The Company has maintained a system of internal accounting controls sufficient to provide reasonable assurances that (i) any transactions have been and are executed in accordance with management's general or specific authorization; (ii) such transactions are recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

      (d) The Company has filed or will have filed as of the Closing Date all tax returns required to be filed by it from inception to the Closing Date. All such returns and reports are accurate and correct in all material respects. The Company has no liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties) accrued for or applicable to the period ended on the date of the most recent unaudited balance sheet of the Company, except to the extent reflected on such balance sheet and adequately provided for, and all such dates and years and periods prior thereto and for which the Company may at said date have been liable in its own right or as transferee of the assets of, or as successor to, any other corporation or entity, except for taxes accrued but not yet due and payable, and no deficiency assessment or proposed adjustment of any such tax return is pending, proposed or contemplated. Proper and accurate amounts of taxes shall have been withheld by or on behalf of the Company with respect to all compensation paid to employees of the Company for all periods ending on or before the Closing Date, and all deposits required with respect to compensation paid to such employees shall have been made, in complete compliance with the provisions of all applicable federal, state, and local tax and other laws. Shareholders have not made any election pursuant to the provisions of any applicable tax laws (other than elections that relate solely to methods of its financial condition, its business as presently conducted or proposed to be conducted, or any of their respective properties or material assets. There are no tax liens upon any of the assets of the Company. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return to the Company.

  5.  Information.  The information concerning the Company set forth in this
      -----------
Agreement and in the Schedules, Exhibits and other information delivered by Shareholders pursuant hereto was, as of the respective dates of such information, complete and accurate in all material respects and did not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. Shareholders shall cause the schedules delivered by it pursuant hereto and the instruments and data delivered to Buyer hereunder to be updated after the date hereto up to and including the Closing Date.

  6.  Options or Warrants.  There shall be no warrants or options, other calls,
      -------------------
or commitments of any character relating to the authorized and unissued Company Stock as of the Closing Date.

  7.  Absence of Certain Changes or Events.  Except as set forth in Schedule
      ------------------------------------
________ herein, since the date of the Company's most recent balance sheet described in Section Three-4 and included in the information referred to in Section Three-5:

      (a) There has not been (i) any material adverse change in the business, operations, properties, level of inventory, assets, or condition of the Company taken as a whole or (ii) any damage, destruction, or loss to the Company (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or conditions of the Company taken as a whole.

      (b) Shareholders have not (i) amended the Company's articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of the Company's capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of the Company; (iv) made any material change in the Company's method of management, operation, or accounting; (v) entered into any other material transactions; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of the Company's officers or directors or any of its employees whose monthly compensation exceeds $1,000.00; or (viii) made any increase in any profit-sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with the Company's officers, directors, or employees. New Company understands that all bank accounts will have less than ($21.00) Twenty One Dollars at the time of Closing.

     (c) Shareholders have not (i) granted or agreed to grant any options, warrants, or other rights for their stocks, bonds, or other corporate securities calling for funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the Company's most recent balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of the Company's assets, properties, or rights (except assets, properties, or rights not used or useful in its business which , in the aggregate have a value of less than $5,000) or canceled, or agreed to cancel, any debts or claims (except debts and claims which in the aggregate are of a value of less than $5,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which the Company is a party is such amendment or termination is material, considering the business of the Company; or (vi) issued, delivered, or agreed to issue or delivery any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

     (d) To the best knowledge of Shareholders, the Company is not subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties or assets of the Company.

  8.  Title and Related Matters.  Except as disclosed in Schedule _____ hereto
      -------------------------
or the Company's most recent unaudited balance sheet and the notes thereto, the Company has good marketable title to all of its properties, inventory, interests in properties, and assets, which are reflected in the Company's most recent balance sheet or acquired after that date (except those sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all mortgages, security interests, royalties, liens, pledges, charges, or encumbrances, except (i) statutory liens or claims not yet delinquent; and (ii) such imperfections of title and easements as do not, and will not, materially detract from, or interfere with, the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties.

  9.  Litigation and Proceedings.  Except as set forth in Schedule ______
      --------------------------
hereto, there are no actions, suits, administrative or other proceedings pending or, to the knowledge of Shareholders, threatened by or against the Company or affecting the Company or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Shareholders do not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

  10.  Contracts.  Except as set forth in Schedule ______ hereto:
       ---------

       (a) All contracts, agreements, franchises, license agreements, and other commitments to which the Company is a party or by which their properties are bound and which are material to the operations or financial condition of the Company are valid and enforceable by Shareholders in all material respects.

       (b) The Company is not a party to or bound by, and its properties are not subject to, any material contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, or in the future may (as far as Shareholders can now foresee) materially and adversely affect, the business, operations, properties, assets, or condition of the Company.

       (c) The Company is not a party to any oral or written (i) contract for the employment of any officer, director, or employee which is not terminable on 30 days (or less) notice; (ii) profit-sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement, or arrangement covered by Title IV of the Employment Retirement Income Security Act, as amended; (iii) agreement contract, or indenture relating to the borrowing of money; (iv) guarantee of any obligation, other than one on which the Company is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guarantees of obligations, which, in the aggregate do not exceed $1,000; (v) consulting or other similar contract with an unexpired term or more than one year or providing for payments in excess of $1,000 in the aggregate; (vi) collective bargaining agreement;
(vii) agreement with any present or former officer or director of the Company; or (viii) contract, agreement, or other commitment involving payments by it of more than $1,000 in the aggregate.

  11.  Material Contract Defaults.  The Company is not in default in any
       --------------------------
material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of the Company taken as a whole, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Shareholders have not taken adequate steps to prevent such a default from occurring.

  12.  No Conflict With Other Instruments.  The execution of this Agreement and
       ----------------------------------
the consummation of the transaction contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which the Company is a party or to which any of its properties or operations are subject.

  13.  Governmental Authorizations.  The Company has all licenses, franchises,
       ---------------------------
permits, and other governmental authorizations that are legally required to enable it to conduct its businesses in all material respects as conducted on the date of this Agreement. Except for the satisfaction of requirements of federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Shareholders of this Agreement and the consummation by Shareholders of the transaction contemplated hereby.

  14.  Compliance With Laws and Regulations.  The Company has complied with all
       ------------------------------------
applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of the Company taken as a whole or except to the extent that noncompliance would not result in the occurrence of any material liability for the Company.

  15.  Insurance.  All of the insurable properties of the Company are insured
       ---------
for its benefit in the amount of full replacement value (subject to reasonable deductibles) against losses due to fire and other casualty, with extended coverage, and other risks customarily insured against by persons operating similar properties in the localities where such properties are located and under valid and enforceable policies issued by insurers of recognized responsibility. Such policy or policies containing substantially equivalent coverage will be outstanding and in full force at the closing Date, and copies of said policy or policies will have been delivered to Buyer prior to Closing.

  16.  Employee Relations.  The Company has complied in all material respects
       ------------------
with all applicable laws, rules and regulations that relate to prices, wages, hours harassment, disabled access, and discrimination in employment and collective bargaining and to the operation of its business and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. Shareholders believe that its relations with its employees are satisfactory.

  17.  Indemnification.  Officers and Directors of the Company will be
       ---------------
indemnified as provided for in the Company's Articles of Incorporation and/or Bylaws.

  18.  Environmental Matters.  Attached hereto as Schedule ___ is a complete and
       ---------------------
accurate written disclosure with respect to all environmental matters under federal, state or local law relating to the assets or the business operations of the Company, or arising from the Company's use or occupancy of property, directly or indirectly, including without limitation any matters relating to air, ground, and water pollution or regulation, soil monitoring, occupational health or safety or the storage, treatment, disposal, release, discharge or emission of any solid waste, pollutant or contaminant of any kind, including without limitation any hazardous substance or any hazardous waste, together with a list of all permits, licenses, authorizations, agreements, injunctions, decrees and orders relating thereto, and copies of any and all written communications with federal, state and local environmental regulatory agencies and the Occupational Safety and Health Administration. The assets and business operations of the Company have been, and are being, used and operated in compliance with all applicable local, state and federal laws, ordinances, rules, regulations, permits, licenses, authorizations, agreements, injunctions, decrees and orders relating to air, ground and water pollution or regulation; soil monitoring; occupational health or safety; or the storage, treatment, disposal, release, discharge or emission of any hazardous substances. No hazardous substances have been disposed of on the properties leased by the Company and no hazardous substances have been transported by or on behalf of the Company or in connection with its business operations. Except as expressly provided in Schedule ______ hereto, the Company and its assets are not, directly or indirectly, subject to any obligations, liabilities (contingent or otherwise), claims, judgments, orders, settlements, resolutions of disputes, writs, injunctions or decrees relating to any product or service sold or available for sale by the Company, or arising from its use or occupancy of its properties. There are no threatened or pending litigation, proceedings, investigations, citations, or notices of violation resulting from the business activities of the Company, or arising from its use or occupancy of property, relating to the treatment, storage, disposal, release, discharge or emission of any economic poisons, hazardous wastes, toxic substances and/or any similar such pollutants or contaminants. Schedule _____ hereto contains a complete list of all agreements, contracts, commitments and undertakings involving the Company and its business or assets relating to the treatment, storage, disposal or discharge of any economic poisons, hazardous wastes, toxic substances and/or any similar such pollutants or contaminants. There are no proceedings, investigations, citations, or notices of violations resulting from the business activities of the Company, or from or relating to the properties occupied by the Company, directly or indirectly, relating to the treatment, storage, disposal, release, discharge or emission of any economic poisons, hazardous wastes, toxic substances and/or any similar such pollutants or contaminants.

                                  SECTION FOUR
                            SPECIAL COVENANTS TO BE
                           SATISFIED PRIOR TO CLOSING

  1.   Activities of Shareholders and Buyer.
       ------------------------------------

       (a) From and after the date of this Agreement until the Closing Date and except as set forth in the respective schedules to be delivered by Shareholders and Buyer pursuant hereto Company and Buyer shall each:

           (i) Carry on its business in substantially the same manner as it has heretofore;

           (ii) Maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

           (iii) Perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

           (iv) Use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationships with its material supplies and customers;

           (v) Duly and timely file for all taxable periods through 6/30/96 on or prior to the Closing Date, all federal, state, county, and local tax returns required to be filed by or on behalf of such entity or for which such entity may be held responsible and shall pay, or cause to pay, all taxes required to be shown as due and payable on such returns, as well as all installments of tax due and payable during the period commencing on the date of this Agreement and ending on the Closing Date. All such tax returns shall be prepared in a manner consistent with the preparation of prior years' tax returns except as required by law or as agreed to by the parties hereto prior to the filing thereof;

           (vi) Withhold from each payment made on or prior to the Closing Date to each employee of such corporation the amount of all taxes required to be withheld therefrom and will pay the same, before becoming delinquent, to the proper tax receiving officers; and

        (vii) Fully comply with and perform in all material respects all obligations and duties imposed on it by all federal, state, county and local laws and all rules, regulations, and orders imposed by federal, state, county and local governmental authorities.

    (b) From and after the date of this Agreement, and except as provided herein until the Closing Date, Shareholders shall not:

        (i) Make any change in the articles of incorporation or bylaws of the Company;

        (ii)   Take any action described in Section Three-7.;

        (iii) Enter into or amend any contract, agreement, or other instrument of any of the types described in Shareholders schedules hereto, except that the Company may enter into or amend any contract, agreement, or other instrument in the ordinary course of business; or

        (iv) Enter into any agreement, waiver, or other arrangement providing for an extension of time with respect to payment by, or assessment against, such entity or any of its subsidiaries of any tax due and payable with respect to the period commencing on the date of this Agreement and ending on the Closing Date.

  2.   Shareholders Approval.  Subsequent to the execution and delivery of this
       ---------------------
Agreement, Shareholders shall, either by a unanimous consent or at a meeting fully called by the board of directors of the Company to be held as soon as practicable, present this Agreement for the authorization and approval of the Shareholders of the Company, in accordance with the applicable provisions of the laws of the State of Arizona and all applicable federal and state securities laws and this Agreement.

  3.   Access to Properties and Records.  Shareholders will afford to the
       --------------------------------
officers and authorized representatives of Buyer full access to the properties, books, and records of the Company in order that Buyer may have full access to the properties, books, and records of the Company in order that Buyer may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the Company and will furnish Buyer with such additional financial and operating data and other information as to the business and properties of the Company as Buyer shall from time to time reasonably request.

  4.  Indemnification By Buyer.  Buyer shall indemnify and hold Shareholders and
      ------------------------
its directors and officers, and each person, if any, who controls the Company within the meaning of the Securities Act, harmless from and against any and all losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any application or statement filed with a governmental body or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by Shareholders expressly for use therein. Buyer agrees at any time upon the request of Shareholders to furnish to them a written letter or statement confirming the accuracy of the information with respect to Buyer contained in any report or other application or statement referred to in this Section four, or in any draft of any such documents, and confirming that the information with respect to Buyer contained in such document or draft was furnished by Buyer, indicating the inaccuracies or omissions contained in such document or draft or indicating the information not furnished by Buyer expressly for use therein. The indemnity agreement continued in this Section Four-5 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of Shareholders and shall survive the consummation of the transaction contemplated by this Agreement.

  5.   Indemnification by Shareholders.  Shareholders shall indemnify and hold
       -------------------------------
harmless Buyer, its directors and officers, and each person, if any, who controls Buyer within the meaning of the Securities Act, from and against any and all losses, claims, damages, expenses, liabilities, or actions to which any of them may become subject under applicable law (including the Securities Act and the Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any application or statement filed with a governmental body or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by Shareholders expressly for use therein. Shareholders agree at any time upon the request of Buyer to furnish to it a written letter or statement confirming the accuracy of the information with respect to the company contained in any information/proxy statement, report, or other application or statement referred to in this Section Four, on in any draft of any such document, and confirming that the information with respect to the company contained in such document or draft was furnished by the Company, indicating the inaccuracies or omissions contained in such document or draft or indicating the information not furnished by Shareholders expressly for use therein. the indemnity agreement contained in this Section Four-6 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of Buyer and shall survive the consummation of the transaction contemplated in this agreement.

  6.   Third-Party Consents.   Shareholders and Buyer agree to cooperate with
       --------------------
each other in order to obtain any third-party consents to this agreement and the transaction herein contemplated that are required.

                                  SECTION FIVE
                  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

  The obligations of Buyer under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

  1.   Accuracy of Representations.  The representations and warranties made
       ---------------------------
by Shareholders in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and Shareholders shall have preformed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Shareholders prior to or at the Closing. Buyer shall be furnished with certificates, signed by duly authorized officers of the Company and dated the Closing Date, to the foregoing effect.

  2.   Officer's Certificates.  Buyer shall have been furnished with
       ----------------------
certificates dated the Closing Date and signed by the duly authorized chief executive officer and principal accounting and financial officer of the Company to the effect that, except as set forth herein, no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of Shareholders, threatened, which might result in an action to enjoin or prevent the consummation of the transaction contemplated by this Agreement. Furthermore, based on certificates of good standing, representations of government agencies, and Shareholder's own documents, the certificate shall represent that:

      (a) This Agreement has been duly approved by the Company's board of directors and has been duly executed and delivered in the name and on behalf of the Company by its duly authorized officers pursuant to, and in compliance with, authority granted by the board of directors of the Company;

      (b) The representations and warranties of Shareholders set forth in this Agreement are true and correct as of the date of the certificate;

      (c) There have been no material adverse changes in the Company up to and including the date of the certificate;

      (d) All conditions required by this Agreement to have been met, satisfied, or performed by Shareholders have been met;

      (e) The consummation of the transaction contemplated by this Agreement does not violate any law, regulation, order, writ, injunction, or decree of any court of governmental body or result in the creation or imposition of any mortgage, lien, charge, or encumbrance of any nature upon any of the properties of the Company, pursuant to any mortgage, resolution, agreement, or instrument to which the Company is a party;

      (f) All authorizations, consents, approvals, registrations, and/or filings with any governmental body, agency, or court required in connection with the execution and delivery of the documents by Shareholders have been obtained and are in full force and effect or, if not required to have been obtained, will be in full force and effect by such time as may be required; and

       (g) There are no legal actions, lawsuits, proceedings, inquiries, or investigations at law or in equity by any public board or body pending or threatened against the Company, wherein an unfavorable decision, ruling, or finding would have an adverse effect on the financial condition of the company, the operation of the Company, or the acquisition and reorganization contemplated herein, or any material agreement or instrument by which the Company is bound or would in any way contest the existence of the Company. In an abundance of caution, Buyer is advised that on June 7, 1996, Seller received notice of an injury as a result of a furniture item falling on an individual in the State of Florida. This matter has been submitted to the insurance liability company of the Seller for their adjusting.

  3.   No Material Adverse Change.  Prior to the Closing Date, there shall not
       --------------------------
have occurred any material adverse change in the financial condition, business, or operations of the Company, nor shall any event have occurred with, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of the Company.

  4.   Good Standing.  Buyer shall have received certificates of good standing
       -------------
from the appropriate authorities, dated as of a date within thirty (30) days prior to the Closing Date, or any other date satisfactory to Buyer, certifying that the Company is in good standing as a corporation in the State of Arizona.

  5.   Shareholder Approval.  The Shareholders of the Company shall have
       --------------------
approved this Agreement and the transaction contemplated therein in the manner required by the Company's articles of incorporation and bylaws and the Arizona Business Corporation Act, as applicable.

  6.   Due Diligence.  Buyer shall have completed a due diligence review of
       -------------
the Company and be satisfied as to the Company's documentation and financial position.

  7.   Other Items.  Buyer shall have received such further documents,
       -----------
certificates, or instruments relating to the transaction contemplated hereby as Buyer may reasonably request.

                                  SECTION SIX
                            CONDITIONS PRECEDENT TO
                          OBLIGATIONS OF SHAREHOLDERS

  The obligations of Shareholders under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

  1.   Accuracy of Representations.  The representations and warranties made
       ---------------------------
by Buyer in this Agreement were true when made and shall be true at the Closing date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and Buyer shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Buyer prior to or at the Closing. Shareholders shall be furnished with a certificate, signed by a duly authorized officer of Buyer and dated the Closing Date, to the foregoing effect.

  2.   Officer's Certificates.  Shareholders shall have been furnished with
       ----------------------
certificates dated the Closing Date and signed by a duly authorized agent of Buyer to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of Buyer, threatened, which might result in an action to enjoin or prevent the consummation of the transaction contemplated by this Agreement. Furthermore, based on certificates of good standing, representations of government agencies, and Buyer's own documents, the certificate shall represent that:

       (a) This Agreement has been duly approved by Buyer and has been duly executed and delivered in the name and on behalf of Buyer by its duly authorized representative pursuant to, and in compliance with, authority granted by the Buyer;

     (b) The representations and warranties of Buyer set forth in this Agreement are true and correct as of the date of the certificate;

     (c) Except as provided or permitted herein, there have been no material adverse changes in Buyer up to and including the date of the certificate;

     (d) All conditions required by this Agreement to have been met, satisfied, or performed by Buyer have been met;

     (e) The consummation of the transaction contemplated by this Agreement does not violate any law, regulation, order, writ, injunction or decree of any court of governmental body or result in the creation or imposition of any mortgage, lien, charge, or encumbrance of any nature upon any of the properties of Buyer, pursuant to any mortgage, resolution, agreement, or instrument to which Buyer is a party;

     (f) All authorizations, consents, approvals, registrations, and/or fillings with any governmental body, agency, or court required in connection with the execution and delivery of the documents by Buyer have been obtained and are in full force and effect or, if not required to have been obtained will be in full force and effect by such time as may be required; and

     (g) There is no action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or threatened against Buyer herein an unfavorable decision, ruling or finding would have an adverse effect on the financial condition of Buyer the operation of Buyer, or the acquisition and reorganization contemplated herein, or any material agreement or instrument by which Buyer is bound or would in any way contest the existence of Buyer.

  3.   No Material Adverse Change.  Except as provided or permitted herein,
       --------------------------
prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of Buyer, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of Buyer.

  4.   Other Items.  Shareholders shall have received such further documents,
       -----------
certificates, or instruments relating to the transaction contemplated hereby as Shareholders may reasonably request.

                                 SECTION SEVEN
                                 MISCELLANEOUS

  1.   Brokers.  Shareholders and Buyer agree that there were no finders or
       -------
brokers involved in bringing the parties together or who were instrumental in the negotiations, execution, or consummation of this Agreement. Further, Shareholders and buyer each agree to indemnify the other against any claim by any third person for any commission, brokerage, or finder's fee or other payment with respect to this Agreement or the transaction contemplated hereby based on any alleged agreement or understanding between such party and such third person, whether express or implied, from the actions of such party.

  2.   No Representation Regarding Tax Treatment.  No representation or
       -----------------------------------------
warranty is being made by any party to any other regarding the treatment of this transaction for federal or state income taxation. Each party has relied exclusively on its own legal, accounting, and other tax adviser regarding the treatment of this transaction for federal and state income taxes and on no representation, warranty, or assurance from any other party or such other party's legal, accounting, or other adviser.

  3.   Governing Law.  This Agreement shall be governed by, enforced and
       -------------
construed under and in accordance with the laws of the State of Arizona. Any legal action brought in connection herewith shall be properly brought only in a court of competent jurisdiction in Maricopa County, Arizona, or in the United States District Court for the District of Arizona.

  4.   Notices.    All notices, demands, requests, or other communications
       -------
required or authorized hereunder shall be deemed given sufficiently if in writing and if personally delivered; if sent by facsimile transmission, confirmed with a written copy thereof sent by overnight express delivery; if sent by registered mail or certified mail, return receipt requested and postage prepaid; or if sent by overnight express delivery;

       If to Shareholders:    New Directions, Inc.
                              Attn: Jack Horner, Sr. or Jr.
                              2940 West Willetta
                              Phoenix, Arizona 85009
                              Telephone: (602) 352-1165
                              Facsimile:   (602)

       If to Buyer:           Lee Family Limited Partnership
                              Attn: Sean Lee
                              7113 West Sack Drive
                              Glendale, Arizona 85308
                              Telephone: (602) 561-1134
                              Facsimile:   (602)

or such other addresses and facsimile numbers as shall be furnished by any party in the manner for giving notices hereunder, and any such notice, demand, request, or other communication shall be deemed to have been given as of the date so delivered or sent by facsimile transmission, three days after the date so mailed, or one day after the date so sent by overnight delivery.

  5.   Attorneys' Fees.    In the event that any party institutes any action or
       ---------------
suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

  6.   Schedules; Knowledge.    Whenever in any section of this Agreement
       --------------------
reference is made to information set forth in the schedules provided by Shareholders, or Buyer, such reference is to information specifically set forth in such schedules and clearly marked to identify the section of this Agreement to which the information relates. Whenever any representation is made to the "knowledge" of any party, it shall be deemed to be a representation that no officer or director of such party, after reasonable investigation, has any knowledge contrary to the statements made (or omitted) regarding such matters.

  7.   Third-Party Beneficiaries.    This contract is solely between New
       -------------------------
Directions, Shareholders and Buyer, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor, or any other person or entity shall be deemed to be third party beneficiary of this Agreement.

  8.   Entire Agreement.    This Agreement represents the entire agreement
       ----------------
between the parties relating to the subject matter hereof. All previous agreements between the parties, whether written or oral, have been merged into this Agreement. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter thereof. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

  9.   Survival; Termination.    The representations, warranties, and covenants
       ---------------------
of the respective parties shall survive the Closing Date and the consummation of the transaction herein contemplated.

  10.   Counterparts.    This Agreement may be executed in multiple
        ------------
counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

  11.   Amendment or Waiver.    Every right and remedy provided herein shall be
        -------------------
cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and such remedies may be enforced concurrently, and no waiver by any part of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any them prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

  12.   Confidentiality.  Each party will use good, faith efforts to keep
        ---------------
confidential, (i) all agreements, whether final or preliminary, between the parties; (ii) the transaction contemplated by this Agreement; and (iii) the matters pertaining to the other party - including the amount and nature of the assets disclosed by the other party for the purposes of this transaction - disclosed to such other party in the course of such other party's due diligence inspection and review of the proposed transaction (other than information which is a matter of public knowledge or may be obtained from sources readily available to the public). Such matters may be disclosed (i) to the party's directors, officers, employees, legal counsel, accountants, financial advisors, and similar professionals and consultants to the extent such party deems it necessary or appropriate in connection with the evaluation of the proposed transaction; (ii) to potential or existing sources of financing, including without limitation, potential or existing equity owners of such party (inclusive of investors, underwriters, or other appropriate persons in connection with the offering of equity or debt securities); (iii) to the extent required by law; or
(iv) as may subsequently be approved in writing by both parties. In addition, in the event that this Agreement is terminated prior to consummation of the transaction contemplated herein, the parties agree to return the entirety of such documentation provided by such other party, together with all copies made thereof, upon receipt of a written request for such documentation from the other party.

  13.   Restriction on Stock Transfer.    The parties to this agreement
        -----------------------------
acknowledge the Buyer's indebtedness as a result of the installment purchase of Seller's stock. Buyer expressly agrees to not encumber, sell, transfer, or in any other way affect the ownership of the stock without the express written approval of Seller or the satisfaction and payment in full of all indebtedness owed to Seller.

  14.   Time of Essence.    Time shall be of the essence in the performance of
        ---------------
this Agreement and each and every provision hereof. Any extension of time granted for the performance of any duty under this Agreement shall not be considered an extension of time for the performance of any other duty under this Agreement.

  15.   Publicity.    Without prior consultation and agreement with the other
        ---------
parties hereto, no party, nor the employees or agents of any party, shall make any public disclosure of the facts of this transaction or the existence of this Agreement (although disclosure of the existence of this Agreement may be made by the Company to creditors and suppliers in form satisfactory to Buyer and may be made by Buyer), the parties hereto, the terms hereof, or any related matter.

  IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed by their respective agents, hereunto duly authorized, as of the date first above written.

SHAREHOLDERS:
                              /s/ Jack Horner, Sr.
                              ----------------------------
                              JACK HORNER, SR.


                              /s/ Jack Horner, Jr.
                              ----------------------------
                              JACK HORNER, JR.


                             /s/ Daryl Horner
                             -----------------------------
                              DARYL HORNER

BUYER:
                              LEE FAMILY LIMITED PARTNERSHIP


                              /s/ Sean F. Lee
                              -------------------------------
                              Name: Sean F. Lee
                              Title:   Manager

NEW DIRECTIONS, INC.:
                              /s/ Jack Horner, Sr.
                              -------------------------------
                              Name: Jack Horner, Sr.
                              Title:   President


                         CONSENT AND JOINDER OF SPOUSE

  The undersigned, being the spouse of Jack Horner, Sr., one of the Shareholders, hereby agrees to join in and be bound by the terms of the foregoing Stock Purchase Agreement and the Exhibits thereto, including without limitation the indemnification of the Buyer provisions, as one of the Shareholders.



                              /s/ Karen Horner
                              -------------------------------
                              Name: Karen Horner



                         CONSENT AND JOINDER OF SPOUSE


  The undersigned, being the spouse of Jack Horner, Jr., one of the Shareholders, hereby agrees to join in and be bound by the terms of the foregoing Stock Purchase Agreement and the Exhibits thereto, including without limitation the indemnification of the Buyer provisions, as one of the Shareholders.



                              /s/ Leslie Horner
                              --------------------------------
                              Name: Leslie Horner

                                   SCHEDULE A
                          (Shareholders-Shareholders)

Name              Address              Type/No. of shares
---------------------------------------------------------


Jack Horner, Sr.


Jack Horner, Jr.


Daryl Horner


                                   SCHEDULE B
                       (Debts, Liabilities-New Directors)

A.  Accounts Payable

B.  Customer Deposits

C.  Payroll Taxes Withheld

D.  Commissions Payable

E.  Accrued Employment Compensation

F.  Accrued Rent

G.  Accrued Interest

H.  Sales Taxes Payable

I.  Contracts Payable

J.  Notes Payable

K.  Loans Payable

                                   EXHIBIT C
                            (Assets-New Directions)

A.  Personal Property

B.  Receivables

C.  Inventory

D.  Leasehold Improvements

E.  Deposits and Prepaid Expenses

F.  Business Records

G.  Intangible Assets

H.  Contracts

I.  Other Assets


                                 SCHEDULE _____
                           (Resolutions-Shareholders)


                                 SCHEDULE _____
                      (Financial Statement-New Directions)


                                 SCHEDULE _____
                   (Certain Changes or Events-New Directions)


                                 SCHEDULE _____
                   (Title and Related Matters-New Directions)


                                 SCHEDULE _____
                  (Litigation and Proceedings-New Directions)



                                 SCHEDULE _____
                           (Contracts-New Directions)


                                 SCHEDULE _____
                     (Environmental Matters-New Directions)

                                 SCHEDULE _____
                       (Certain Changes or Events-Buyer)

                                    ADDENDUM
                                    --------

  THIS ADDENDUM ("Addendum") to the Stock Purchase Agreement (the "Agreement") dated June ___, 1996 by and among the Shareholders of New Directions, Inc., an Arizona corporation with principal executive offices and manufacturing facilities located at 2940 West Willetta, Phoenix, Arizona 85009 (collectively referred to hereinafter as "Shareholders"); New Directions, Inc., an Arizona corporation ("New Directions", "Company", or "Seller"); and Lee Family Limited Partnership, a limited partnership organized under the laws of the state of Arizona with offices located at 7113 West Sack Drive, Glendale, Arizona 85308 ("Lee") or the nominee(s) of Lee (Lee and such nominee(s) shall collectively be referred to hereinafter as "Buyer"), is made and effective this ___ day of June 1996.


                                   AGREEMENT
                                   ---------

  NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained within the Agreement and in reliance on the representations and warranties set forth therein, and the benefits to be derived therefrom, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree to amend the Agreement as follows:

Subsection Seven-One shall be amended to read in its entirety as follows:
--------------------

  1.   Brokers.    The Parties acknowledge and understand that Gary Swallows, a
       -------
representative of Swallows & Associates ("Swallows"), acted as dual broker for the purposes of this transaction and is to be compensated by Seller as agreed by Seller and Swallows. The parties further acknowledge that with the exception of Swallows, there were no other finders or brokers involved in bring the parties together or who were instrumental in the negotiation, execution, or consummation of this Agreement. The parties each agree to indemnify the other against any claim by any third person for any commission, brokerage, or finder's fee or other payment with respect to this Agreement or the transaction contemplated hereby based on any alleged agreement or understanding between such party and such third person, whether express or implied, from the actions of such party.

  Subject to the effect of this addendum, all other terms, covenants, and provisions of the Agreement shall remain in full force and effect as provided therein.

  IN WITNESS WHEREOF, the parties hereto have executed or caused this Addendum to the Agreement to be effective the date provided above.

SHAREHOLDERS:
                              /s/ Jack Horner, Sr.
                              --------------------------
                              JACK HORNER, SR.


                              /s/ Jack Horner, Jr.
                              --------------------------
                              JACK HORNER, JR.


                              /s/ Daryl Horner
                              ---------------------------
                              DARYL HORNER

BUYER:
                              LEE FAMILY LIMITED PARTNERSHIP


                              /s/ Sean F. Lee
                              --------------------------
                              Name: Sean Lee
                              Title:   Chairman

NEW DIRECTIONS, INC.:
                              /s/ Jack Horner, Sr.
                              ----------------------------
                              Name: Jack Horner, Sr.
                              Title:   President

                AGREEMENT TO EXTEND THE STOCK PURCHASE AGREEMENT


Manhattan West, Inc. will provide $100,000 by Friday, October 11, 1996 as an option purchase under the following terms:

In exchange for the $100,000 the New Directions, Inc. ("Company") will extend the closing date to January 30, 1997 contained in paragraph of page 4 of the Stock Purchase Agreement between the Company and the Lee Family Limited Partnership, which is hereby incorporated by reference. It is agreed that the Company will make reasonable and good faith efforts to timely close the stock purchase agreement.


Should the transaction not close on the Stock Purchase Agreement, the $100,000 option purchase will be forfeited to New Directions, Inc. I.

It is further understood that the $100,000 will be deducted from the purchase price of the Company at closing.

It is also agreed that the $800,000 note, contained in the Stock Purchase Agreement, both principal and interest will be paid over a 4 year period.

By signing this agreement the parties accept the above terms.


/s/ Jack Horner, Sr.                       10/9/96
--------------------                       -------
JACK HORNER, SR.                           Date


/s/ Jack Horner, Jr.                       10/9/96
--------------------                       -------
JACK HORNER, JR.                           Date


/s/ Daryl Horner                           10/9/96
--------------------                       -------
DARYL HORNER                               Date